UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 15, 2007
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27038	94-3156479
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 15, 2007, Nuance Communications, Inc. (“Nuance”) announced that its Board of Directors has approved an amendment to its 2000 Stock Plan, to reduce the proposed increase in the number of shares subject to the plan from 6,500,000 to 3,800,000, which will result in a total of 20,050,000 shares of common stock being reserved for issuance under the 2000 Stock Plan. The proposed 3,800,000 share increase will reduce the potential dilutive impact of the 2000 Stock Plan on other stockholders as compared to the originally proposed 6,500,000 share increase. The 2000 Stock Plan, as so amended, remains subject to stockholder approval at the Annual Meeting of Stockholders described below.
Nuance is also confirming its interpretation that the terms of the 2000 Stock Plan and the company’s Bylaws prohibit Nuance from purchasing for cash or other securities any stock options which have an exercise price less than the then current fair market value of the underlying shares of common stock. In addition, at the next meeting of Nuance’s Board of Directors, the company’s management will request that the Board approve an amendment to the 2000 Stock Plan to specify that the purchase of any stock options which have an exercise price less than the then current fair market value of the underlying shares of common stock for cash or other consideration would require prior shareholder approval.
The foregoing summary is qualified in its entirety by reference to the Plan, as amended, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events
On February 26, 2007, Nuance filed a definitive proxy statement (the “Proxy Statement”) relating to Nuance’s 2007 Annual Meeting of Stockholders. Nuance has set March 22, 2007 as the date for the Annual Meeting of Stockholders. The meeting will be held at 9:00 AM at the company’s offices in Burlington, Massachusetts. As previously disclosed, the record date for determining Nuance stockholders entitled to vote at the Annual Meeting of Stockholders has been fixed as the close of business on January 22, 2007. On March 14, 2007, Nuance filed a Supplement to the Proxy Statement on Schedule 14A (the “Supplement”) to supplement and amend the Proxy Statement in order to add information regarding the amendment to the 2000 Stock Plan. A copy of the Supplement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d)     Exhibits
10.1	Amended and Restated 2000 Stock Plan.

99.1	Supplement to Proxy Statement dated March 14, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
March 15, 2007	By:	Date:/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Senior Vice President and Chief Financial Officer